                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 28, 2003

                             Alpena Bancshares, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        United States                   0-31957                 38-3567362
-------------------------------     ---------------         --------------------
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
      of incorporation)                                      Identification No.)

                  100 S. Second Avenue, Alpena, Michigan 49707
              -----------------------------------------------------
             (Address of principal executive offices, with zip code)


       Registrant's telephone number, including area code: (989) 356-9041


                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of  Assets

Effective February 28, 2003, First Federal of Northern Michigan (the "Bank"), a federally chartered savings bank wholly own by Alpena Bancshares, Inc. ("ABI"), a federally chartered holding company, entered into a Stock Purchase Agreement with Ralph and Kathleen Stepaniak to acquire the entire issued and outstanding stock interest of the InsuranCenter Corp. of Alpena ("ICA"). ICA is incorporated in Michigan and is a licensed insurance agency engaged in the business of property, casualty, life and group health insurance. ICA will become a wholly owned subsidiary of the Bank.

The purchase price for the stock is approximately Two Million, Three Hundred Fifty-Six Thousand, Seven-Hundred Seventy-Two ($2,356,772), including cash in the amount of One Million Dollars ($1,000,000) and a ten year installment obligation in the principal amount of One Million, Three Hundred Fifty-six Thousand Seven Hundred Seventy-Two Dollars ($1,356,772) subject to adjustment as provided in the Stock Purchase Agreement (the "Purchased Price"). An additional Nine Hundred Thousand Dollars ($900,000.00) may be paid over the next three years as "Earn-Out Payments" subject to certain terms and conditions. The Bank will use available cash to finance the acquisition. The terms of the purchase agreement, including the Purchase Price and Earn-out Payments, were determined through arms-length negotiations between the parties.

In connection with the closing of the purchase transaction, Ralph and Kathleen Stepaniak will enter into Employment Agreements with ICA and will continue to serve as President and Vice President, Corporate Secretary, respectively, of ICA. There is no material relationship between the ICA shareholders and ABI or any of its affiliates, any ABI director or officer, or any associate of any such director or officer. Closing of the purchase is subject to receipt of all necessary regulatory approvals. The Bank expects the closing to occur sometime prior to May 1, 2003.

Item 7.   Financial Statements, Pro Forma Financial Information & Exhibits

     (a) Financial Statements of Business Acquired. No financial statements are being filed pursuant to Rule 3-05(b)(2)(i) of Regulation S-X.

     (b) Pro Forma Financial Information. No Pro forma financial information is being filed pursuant to Rule 11-01(c) of Regulation S-X.

     (c)  Exhibits

          No.                       Description


          2.1 Stock Purchase Agreement, dated March 12, 2003, with an effective date of February 28, 2003, by and among the Bank, ICA and Ralph and Kathleen Stepaniak (the exhibits and schedules to this agreement have been omitted from this report pursuant to
                Item 601 (b)(2) of Regulation S-K, and ABI agrees to furnish copies of such omitted documents to the Securities and Exchange Commission upon request).

          99    Press release dated March 12, 2003


By:   /s/ Martin A. Thomson
      ---------------------
Its:  President and Chief Executive Officer
      -------------------------------------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf the undersigned, hereto duly authorized.

                               ALPENA BANCSHARES, INC.  AND
                               FIRST FEDERAL OF NORTHERN MICHIGAN



DATE:  March 12, 2003               By:  /s/ Martin A. Thomson
                                         -------------------------------------
                                         Martin A. Thomson
                                         President and Chief Executive Officer

                                 EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION

EX-2.1 Stock Purchase Agreement, dated March 12, 2003, with an effective date of February 28, 2003, by and among the bank, ICA and Ralph and Kathleen Stepaniak (the exhibits and schedules to this agreement have been omitted from this report pursuant to
               Item 601(b)(2) of Regulation S-K, and ABI agrees to furnish copies of such omitted documents to the Securities and exchange Commission upon request).

EX-99          Press Release dated March 12, 2003